Exhibit 99

NEWS RELEASE



Date:           October 22, 2007

Contact:        R. Riggie Ridgeway - President & CEO
                William B. West - Executive Vice President
                Robert E. Dye, Jr. - Senior Vice President & CFO

To:             News Media

Release Date:   Immediate



                          PEOPLES BANCORPORATION, INC.

                               ANNOUNCES EARNINGS


Easley, SC - Peoples Bancorporation, Inc., the parent company for The Peoples National Bank, Easley, South Carolina, Bank of Anderson, N.A., Anderson, South Carolina and Seneca National Bank, Seneca, South Carolina, reported total consolidated earnings of $3,650,000 for the nine months ended September 30, 2007, a slight increase over the earnings of $3,648,000 reported for the nine months ended September 30, 2006. Total consolidated earnings for the third quarter of 2007 were $1,181,000, a 10.6% decrease from earnings of $1, 321,000 reported for the third quarter of 2006. Return on average equity for the first nine months of 2007 was 10.23% compared to 11.18% for the first nine months of 2006, while return on average equity for the third quarter of 2007 was 9.64% compared to 11.73% for the third quarter of 2006. Diluted earnings per share for the first nine months of 2007 were $0.52, unchanged from $0.52 for the first nine months of 2006, while diluted earnings per share were $0.17 for the third quarter of 2007 compared to $0.19 for the third quarter of 2006.

Total assets at September 30, 2007 were $537,173,000, a $27,956,000 increase over the $509,217,000 in total assets at September 30, 2006. At September 30, 2007 total gross loans were $400,477,000 compared to $361,040,000 at September 30, 2006, an increase of $39,437,000. Total deposits at September 30, 2007 were $424,767,000, a $37,403,000 increase from the $387,364,000 in total deposits at
September 30, 2006.

Commenting on the Company's performance, Company President R. Riggie Ridgeway stated, "We are pleased to report almost 10% deposit growth and 11% loan growth over the past twelve months. Even with the interest margin squeeze and our significant investment in two new branches in Greenville, our earnings year to date are essentially on par with last year." Ridgeway added, "Given all the recent media headlines, we would like to remind our customers and our shareholders that our Company does not actively pursue sub-prime lending or investments, and accordingly we do not generally hold these types of assets or have any direct exposure to this national debacle. Furthermore, our overall credit quality remains quite satisfactory, consistent with our conservative approach to banking."

The Company announced that The Peoples National Bank had opened its first full service branch in Greenville, SC on Mills Avenue on October 15th with plans to open a second full-service office in Greenville on Antrim Drive later this month.

In other business, the Company announced that its Board of Directors had approved its sixteenth consecutive 5% common stock dividend in addition to its regular quarterly cash dividend. The 5% stock dividend will be issued on January 4, 2008 to shareholders of record as of December 21, 2007. The Company's quarterly cash dividend of $0.05 per share will be paid on January 3, 2008 to shareholders of record as of December 20, 2007.

Currently, The Peoples National Bank maintains five (5) full-service locations: two (2) in Easley, one (1) in Pickens, one (1) in Powdersville, and one (1) in Greenville, South Carolina; The Peoples National Bank maintains one (1) loan-production office in Greenville, South Carolina; Bank of Anderson, N.A. maintains two (2) locations in Anderson, South Carolina; and Seneca National Bank maintains one (1) location in Seneca, South Carolina.

To the extent that the foregoing information refers to matters that may occur in the future, please be aware that such forward-looking statements may differ materially from actual results. Additional information concerning some of the factors that could cause materially different results is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, and in Forms 10-Q for the quarters ended March 31, 2007, June 30, 2007, and September 30, 2007, which are or will be available from the Securities and Exchange Commission's public reference facilities and from its website at www.sec.gov, or from the Company's shareholders' relations department.

                          PEOPLES BANCORPORATION, INC.
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                                   (Unaudited)
                (Amounts in thousands except share information)

                                                Three Months Ended September 30,
                                                --------------------------------
Income Statement                                2007         2006       Change
                                                ----         ----       ------
Net interest income ........................   $4,783       $4,941       -3.20%
Provision for loan losses ..................      150          225      -33.33%
Other income ...............................      925          895        3.35%
Other expenses .............................    3,953        3,682        7.36%
                                               ------       ------
   Income before income taxes ..............    1,605        1,929      -16.80%
Provision for income taxes .................      424          608      -30.26%
                                               ------       ------
   Net income ..............................   $1,181       $1,321      -10.60%
                                               ======       ======

Return on average assets* ..................     0.89%        1.06%
Return on average equity* ..................     9.64%       11.73%

Net income per common share**
  Basic ....................................   $ 0.17       $ 0.19
  Diluted ..................................   $ 0.17       $ 0.19


                                                 Nine Months Ended September 30,
                                                 -------------------------------
Income Statement                                2007        2006         Change
                                                ----        ----         ------
 Net interest income .......................  $14,268      $14,565       -2.04%
 Provision for loan losses .................      450          718      -37.33%
 Other income ..............................    2,868        2,856        0.42%
 Other expenses ............................   11,683       11,348        2.95%
                                              -------      -------
     Income before income taxes ............    5,003        5,355       -6.57%
 Provision for income taxes ................    1,353        1,707      -20.74%
                                              -------      -------
    Net income .............................  $ 3,650      $ 3,648        0.05%
                                              =======      =======

 Return on average assets* .................     0.96%        1.00%
 Return on average equity* .................    10.23%       11.18%

Net income per common share**
 Basic .....................................  $  0.52     $   0.53
 Diluted ...................................  $  0.52     $   0.52



                                                       As of September 30,
                                                       -------------------
Balance Sheet                                    2007         2006       Change
-------------                                    ----         ----       ------
Total assets ...............................   $537,173     $509,217      5.49%
Gross loans ................................    400,477      361,040     10.92%
Allowance for loan losses ..................      3,994        4,081     -2.13%
Loans, net .................................    396,483      356,959     11.07%
Securities .................................     96,862      112,535    -13.93%
Total earning assets .......................    501,244      477,737      4.92%
Total deposits .............................    424,767      387,364      9.66%
Shareholders' equity .......................     48,925       44,825      9.15%
Book value per share** .....................       6.93         6.45      7.44%

*  Annualized
** Per share data has been restated to reflect the 5% stock dividend to be effected in January 2008.